Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (this "Corporation"), hereby constitute and appoint GARY R. CHADICK, PATRICK E. ALLEN and MARSHA A. SCHULTE, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, an additional 6,500,000 shares of Common Stock, par value $0.01 per share, of this Corporation (including the associated preferred share purchase rights, the "Common Stock") to be offered pursuant to this Corporation's 2006 Long-Term Incentives Plan, as amended.

Signature	Title	Date

/s/ Donald R. Beall	Director	February 17, 2010
Donald R. Beall

/s/ Anthony J. Carbone	Director	February 9, 2010
Anthony J. Carbone

/s/ Chris A. Davis	Director	February 9, 2010
Chris A. Davis

/s/ Mark Donegan	Director	February 23, 2010
Mark Donegan

/s/ Ralph E. Eberhart	Director	February 23, 2010
Ralph E. Eberhart

/s/ David Lilley	Director	February 9, 2010
David Lilley

/s/ Andrew J. Policano	Director	February 9, 2010
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	February 9, 2010
Cheryl L. Shavers